INTEGRATED FINANCIAL HOLDINGS, INC.
8450 FALLS OF NEUSE ROAD, SUITE 202
RALEIGH, NORTH CAROLINA 27615

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D93890-S57411 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTEGRATED FINANCIAL HOLDINGS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF PROPOSAL 1 AND PROPOSAL 2 LISTED BELOW:

	For	Against	Abstain
1. **Merger Proposal.** Proposal to approve the Agreement and Plan of Merger and Reorganization dated August 12, 2022 between the Company and MVB Financial Corp. (as may be amended, modified or supplemented in accordance with its terms) (the "merger agreement") and the transactions contemplated thereby, including the merger.	☐	☐	☐
2. **Adjournment Proposal.** Proposal to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of the Company's common stock.	☐	☐	☐

This appointment of proxy will be voted as directed herein by the undersigned shareholder. In the absence of any instructions, the shares represented by this appointment of proxy will be voted "FOR" both of Proposal 1 and Proposal 2.

In addition, upon any other matter that may properly come before the Meeting for action, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting and the joint proxy statement/prospectus.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SPECIAL MEETING OF SHAREHOLDERS OF

INTEGRATED FINANCIAL HOLDINGS, INC.

January 24, 2023

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The joint proxy statement/prospectus is available at www.proxyvote.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

D93891-S57411

REVOCABLE PROXY
INTEGRATED FINANCIAL HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTEGRATED FINANCIAL HOLDINGS, INC.

The undersigned shareholder of Integrated Financial Holdings, Inc., a North Carolina corporation (the "Company"), hereby appoints Eric J. Bergevin, Marc H. McConnell, and Sandra Warren, or any of them, as proxies, with full power of substitution (the "Proxies") to cast all votes that the undersigned shareholder is entitled to cast at the Company's Special Meeting of Shareholders (the "Meeting") to be held at the office of the Company located at 8450 Falls of Neuse Road, Suite 202, Raleigh, North Carolina, on Tuesday, January 24, 2023 at 4:00 p.m., Eastern Time, and at any and all adjournments thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side.

(Continued and to be signed on the reverse side)